Exhibit 10.1

Investment and Cooperation Agreement

Party A: Sigma Holding (Hangzhou) Co., Ltd

Legal Representative: Wang Aihong

Registered Address: Room 1803, Dikai Ginza, Jianggan District, Hangzhou City, Zhejiang Province

Party B: Farmmi (Hangzhou) Enterprise Management Co., Ltd

Legal Representative: Zhang Dehong

Registered Address: No. 2-10B, Zhongtan Road, Xiaya Town, Jiande City, Hangzhou City, Zhejiang Province

Party C: Hangzhou Xuyue Interactive Culture and Media Co., Ltd.

Legal Representative: Xu Ranran

Registered Address: Room 1408, Building 2, No. 555, Xincheng Road, Puyan Street, Binjiang District, Hangzhou City, Zhejiang Province

Given the rise of domestic community group purchase, the "last kilometer" of the distribution of fresh food has become an urgent problem for platform operators. As a result, professional distribution services for urban communities emerged in response to the trend and demands. After fully investigating the market, Party A, Party B, and Party C plan to make full use of their respective resources and jointly invest in the establishment of Daliniu Grid Technology Co., Ltd. (Proposed name: hereinafter referred to as "Daliniu" or the "Company"; the final name pending on the approval of the government) to operate the project. "Daliniu" is committed to becoming a comprehensive service provider of community group purchase distribution network. At the same time, the project will eventually be listed on the overseas capital market to realize investment return of all investors.

Accordingly, Party A, Party B and Party C, through voluntary and friendly consultation, signed the following agreements pursuant to relevant laws and regulations.

Article 1 Equity arrangement, investment method and time

After discussion by all parties, the total registered capital of Daliniu will be 20 million yuan. Among them:

(1) Party A shall invest RMB 12 million yuan to the Company in currency, accounting for 60% of the total registered capital of Daliniu. Party A shall complete the capital contribution of RMB 12 million before September 30, 2021.

(2) Party B shall invest the capital of RMB 5 million to the Company, accounting for 25% of the total registered capital of Daliniu. Party B shall complete the first phase of RMB 2 million before June 30, 2021, and the second phase of RMB 3 million before September 30, 2021.

(3)Party C shall invest RMB 3 million, accounting for 15% of the total registered capital of Daliniu. Among them, RMB 1 million yuan has already been invested at the time of the signing of this Agreement, and Party C shall complete the remaining 2 million yuan before September 30, 2021.

Party A, Party B, and Party C agree to the potential dilution according to their respective ownership percentage, in the event that it is necessary to introduce strategic investors to increase capital due to the business needs of the company.

Article 2. Management Structure

1．The Company shall have shareholders meeting, board of directors, supervisors and general manager.

2．The board of directors shall consist of three directors, with one person appointed by each of Party A, Party B, and Party C respectively. The directors shall be elected by the shareholders ' meeting. The director appointed by Party A shall be the chairman of the board of directors and the legal representative.

3．The supervisors of the company shall be appointed by Party B and elected by the shareholders ' meeting.

4．The company shall have a general manager, appointed by the board of directors.

5．The financial manager of the Company shall be selected by Party A and appointed by the board of directors.

Article 3 The Rights of the Investors

1．Be aware of the progress of the establishment and change of the company at any time.

2．Sign the legal documents in the process of the company’s establishment and change.

3．After the completion of the changes of the Company, exercise other rights of shareholders in accordance with the relevant provisions of the laws and the articles of association of the Company.

4．In the event when the Company issues new shares or any of the shareholders transfer their shares, shareholders shall have the right of first refusal to purchase the shares.

Article 4. Obligations of each Investor

1. Provide documents and materials necessary for the company to accomplish the change in time.

2. Pay the capital contribution on time according to this agreement, and shall not withdraw the capital contribution after its establishment.

3. After the completion of the company changes, assume other obligations in accordance with laws and relevant provisions of the articles of association of the company.

Article 5. Finance and Accounting

1. The company shall establish financial and accounting systems in accordance with laws, administrative regulations, and rules published by the financial department under the State Council.

2. At the end of each financial fiscal year, the Company shall make financial and accounting reports and submit the reported to be examined and verified according to the law.

3. In the first three months of each business year, the Company shall prepare the balance sheet, profit and loss calculation statement and profit distribution plan of the previous year, which shall be submitted to the board of directors for deliberation and approval.

4. The financial and accounting reports shall be ready for shareholders’ inspection at the Company 20 days before the shareholders ' meeting.

5. When the company distributes the after-tax profits of the current year, it shall withdraw 10 percent of the profits and deposit to the company's statutory accumulation fund. When the accumulative amount of the company's statutory accumulation fund is more than 50% of the registered capital of the company, the withdrawal described in the previous sentence is no longer required.

6. If the company's statutory reserve fund is insufficient to cover the losses of the previous year, it shall first use its profits to breakeven before withdrawing the statutory reserve fund in accordance with the provisions of the preceding paragraph.

7. After the company draws the statutory reserve fund from the after-tax profits, it may also withdraw more statutory reserve fund from the after-tax profits subject to the resolution of the shareholders ' meeting or the general meeting of shareholders. The remaining after-tax profits after the company compensates for the loss and draws the reserve fund shall be distributed in proportion to the shares held by the shareholders.

8. Where the shareholders ' meeting, the general meeting of shareholders or the board of directors violate the provisions and distribute profits to the shareholders before the Company makes up for the losses and/or draws the statutory reserve fund, the shareholders shall return to the Company the profits distributed in violation of the relevant provisions. The Company shall not distribute profits to the shares held by the Company.

9. The Company shall provide true and complete accounting vouchers, accounting books, financial and accounting reports and other accounting materials to the engaged accounting firm, and shall not refuse, conceal or make false reports.

Article 6. Term of Cooperation

1. The business period of the company is _50_ years, starting from the date of issuance of the new business license.

2. Upon the expiration of the operation period or early termination of the contract, the parties shall terminate the Company according to laws. The property after liquidation shall be distributed according to the proportion of paid-in capital by each party.

Article 7 Liability for breach of contract

1. If any party to this contract fails to complete the capital contribution within the agreed upon period, the defaulting party shall pay _10_% of the capital contribution to other parties as liquidated damages. If the party’s failure to complete the capital contribution lasts for longer than three months, other parties shall have the right to terminate the contract.

2. If one party cannot perform or fully perform the contract due to its fault, the fault party shall bear the losses caused to the Company due to its behavior.

Article 8. Declaration and Guarantee

The parties to the agreement make the following representations and warranties:

1．All parties to this agreement are natural persons or legal persons with independent civil capacity and have legal rights or authority to enter into this Agreement.

2．The funds invested in the Company by the investors are legal property owned by the sponsors.

3．The documents and materials submitted by investors to the Company are all true, accurate and effective.

Article 9. Confidentiality

1. All parties promise to keep confidential the documents and materials obtained or learned during the discussion, signing and execution of this Agreement, that belong to other parties, including trade secrets, company plans, operating activities, financial information, technical information, business information and other business secrets. Without the consent of the original provider of the information or documents, no party shall disclose the whole or part of the business secret to any third party, unless otherwise provided by laws or regulations, or otherwise agreed by the parties. The confidentiality period is _20_ years.

2. Parties agree that Party B's parent company, Farmmi, Inc., may disclose this agreement as a US listed company.

Article 10 Non-compete Rules

The parties, and companies controlled by or affiliated with the parties, shall not engage in the following acts during the duration of the Company:

1, open its own production or operation of similar products to the products produced or operated by Daliniu or its subsidiaries;

2, operate similar business to the business of Daliniu or its subsidiaries;

3, operates a business similar to the business of Daliniu or its subsidiaries for others.

If any party fails to perform the prescribed obligations, it shall be liable for breach of contract, and the liquidated damages shall be paid to other parties at one time. At the same time, if the breach of contract causes losses to the Company, the party that causes the losses shall compensate the Company for all losses (including direct and indirect losses), and the profits obtained by the party shall be returned to the Company.

Article 11. Change of the Contract

During the performance of this Agreement, this agreement can be changed with the consent of other parties through the written agreement, which will become an integral part of this agreement. Neither Party shall have the right to change the Contract without the written consent of other parties; otherwise, the economic losses caused by the unauthorized change shall be borne by the unauthorized party.

Article 12. Settlement of Disputes

1. This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China.

2. The disputes arising during the performance of this agreement shall be settled by all parties through negotiation or mediated by administrative agencies. If no agreement can be reached during negotiation or mediation, either party shall have the right to initiate the litigation at Hangzhou People's Court.

Article 13. Effectiveness of this agreement

1. This Agreement shall come into force on the date when the parties, their legal representatives, or their authorized representatives sign or affix official seals or special seals for contract of the parties.

2. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provisions of this agreement, and such other provisions shall remain in full force and effect. The parties shall do their best to reach agreements on such invalid or unenforceable terms to achieve the goals they originally intended to achieve.

3. Neither party shall assign its rights or obligations under this agreement to any third party without prior written consents from other parties; other parties shall have the right to cancel the transaction within one year of knowledge of an unauthorized assignment.

4. If different agreements are signed by the parties in the process of the establishment or change of the company, this agreement shall prevail.

5, This agreement is in quadruplicate, and each party should hold one copy. Each copy shall have the same legal effect.

6. The attachments and supplementary contracts to this agreement are all integral parts of this agreement and have the same legal effect as this agreement.

(Signature page below)

(This page is the signature page of the Investment Cooperation Agreement)

Party A (Seal): Sigma Holding (Hangzhou) Co., Ltd

Legal representative or authorized representative (signature):

Party B (Seal): Farmmi (Hangzhou) Enterprise Management Co., Ltd

Legal representative or authorized representative (signature):

Party C (Seal): Hangzhou Xuyue Interactive Culture and Media Co., Ltd

Legal representative or authorized representative (signature):

Date: June 23, 2021